Exhibit 99.4
SEVERANCE AGREEMENT TERMINATION
     THIS SEVERANCE AGREEMENT TERMINATION (this “Termination Agreement”), dated as of October 23, 2006 by and between National City Corporation, a Delaware corporation (the “Company”), and David A. Daberko (the “Executive”).
WITNESSETH:
     WHEREAS, the Executive has previously entered into a Severance Agreement with the Company dated as of December 19, 1994, as amended November 24, 1997 (the “Severance Agreement”);
     WHEREAS, the Executive no longer desires to have the benefits provided by the Severance Agreement and has requested that the Severance Agreement be terminated;
     WHEREAS, the Company is willing to terminate the Severance Agreement; and
     WHEREAS, Section 14 of the Severance Agreement provides that the Severance Agreement may be discharged in writing signed by the Executive and the Company.
     NOW, THEREFORE, in consideration of these premises and undertakings herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and the Executive, each intending to be legally bound, agree as follows:
     1. To terminate the Severance Agreement.
     2. Executive releases and waives any and all claims, demands, rights and actions he has or had against the Company and any of its subsidiaries and their current and former officers, directors and employees arising out of or the termination of the Severance Agreement.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

EXECUTIVE	NATIONAL CITY CORPORATION

/s/ David A. Daberko	By:	/s/ Paul A. Ormond

David A. Daberko		Paul A. Ormond
Chairman, Compensation and Organization Committee

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